UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): February 28, 2008

RxElite, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52454	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Pursuant to Section 4(i) of that certain Securities Purchase Agreement, dated as of December 31, 2007, by and among us and the investors listed on the Schedule of Buyers thereto, we are obligated to disclose on or before February 29, 2008 (i) financial projections for the years ending December 31, 2008 and December 31, 2009 and (ii) an executive summary of the business of FineTech Laboratories, Ltd. These items are set forth below.

Projections (Shouldn’t this be for RxElite and RxElite Israel, Inc. together - check with Jonathan as to what is actually being referred to in Schedule 4(i) of the SPA).

	RxElite Israel For the Year Ending December 31,
	2008	2009
Total Sales	$6,000,000	$9,060,000
Cost of Sales:	3,240,000	4,983,000
Gross Profit	2,760,000	4,077,000
Expenses:
Research and development, net	300,000	300,000
Selling and administrative
expenses	500,000	750,000
Operating Income (Loss)	1,960,000	3,027,000
Other Income (Loss)	-	-
Net Income (Loss)	$1,960,000	$3,027,000

Executive Summary

Company Overview

Our subsidiary FineTech Pharmaceuticals, Ltd. (“FineTech”), which acquired substantially all of the assets and liabilities of FineTech Laboratories, Ltd. on January 4, 2008, develops, contracts for the manufacture, and markets active pharmaceutical ingredients (API’s) in specialty generic pharmaceutical markets. FineTech’s business strategy focuses on three key tenets: (1) serve specialty generic pharmaceutical segments; (2) employ low cost manufacturing; and (3) deliver unparalleled customer service defined by consistent supply and a high level of service. FineTech’s marketed and pipeline products are in specialty markets characterized by limited competition, barriers to entry, and good margin opportunities. Barriers to entry in these specialty markets include limited industry capacity, patented manufacturing processes, difficult formulations, and limited sources of active API’s. At present, FineTech has a portfolio of 5 API’s currently available for purchase and a pipeline of 5 additional API's in development that FineTech expects to offer for purchase in the next 1-3 years.

Manufacturing. FineTech manufactures complex, low volume, high value API’s in its facilities in Haifa, Israel. These APIs are developed for production and sale by FineTech, as well as on a contract basis for leading pharmaceutical companies in the U.S., Europe, and Asia.

Sales and Marketing. FineTech’s API products produced in its Haifa, Israel facility are marketed and sold through direct contact with leading pharmaceutical companies around the world, and through participating in major chemical and pharmaceutical conferences around the world.

Research and Product Development. FineTech has a pipeline of 5 complex API’s being internally developed at its Haifa, Israel API manufacturing facility. FineTech plans to expand this pipeline as it is able to identify complex, low volume, high value API’s that are coming off patent in the next 5 years, and have a limited number of competitors.

FineTech also maintains a business development program that identifies potential product acquisitions or product licensing candidates.

Patents, Trademarks and Proprietary Technology

FineTech considers the protection of discoveries in connection with its development and third-party manufacturing activities important to its business. FineTech has sought, and intends to continue to seek, patent protection in the U.S. and selected foreign countries where FineTech deems such protection to be appropriate.

FineTech also relies on trademarks, trade secrets, unpatented proprietary know-how and continuing technological innovation to maintain and develop its competitive position. FineTech enters into proprietary information and confidentiality agreements with certain of its employees pursuant to which such employees agree to assign to FineTech any inventions relating to FineTech’s business made by them while in FineTech’s employ.

Employee Relations

As of February 25, 2008, FineTech had 26 full-time employees. FineTech believes that it enjoys good relations with its employees, none of whom is represented by a collective bargaining agent.

Competition

The companies that compete with FineTech’s API business include Teva, Aurobindo, and several worldwide chemical companies.

The basis of competition is scientific and product development abilities, intellectual property positions, price, service, and the reliability of supply measured by order fulfillment and on-time deliveries. FineTech has a long track record of success spanning more than 10 years in all of these key competitive areas.

Suppliers and Customers

Customers of FineTech’s API business based in Haifa, Israel include major U.S. pharmaceutical companies, and regional European and Asian pharmaceutical companies. The majority of our API sales are accounted for with Cabergoline. The majority of FineTech’s Cabergoline sales are to Par Pharmaceutical, a major U.S. generic pharmaceutical company. FineTech believes Par pharmaceutical will continue to purchase Cabergoline at the same level as they have over the last two years in the next year, however if they chose to lower their purchases it could have a material negative impact on FineTech’s revenue, business, financial condition and results of operations if FineTech is not able to replace those sales with another buyer in a very short time frame. The sales cycle for API’s is usually 6-18 months. FineTech is working to diversify its API customer base in 2008 and 2009 by offering its API products that are primarily sold in the U.S. to non-U.S. markets that have similar regulations, product demand, and numbers of competitors. FineTech believes the market for its current portfolio of API’s is larger outside of the U.S. than inside the U.S. FineTech can make no assurance that it will be successful in its diversification efforts.

Government Regulations

Pharmaceutical manufacturers and distributors are subject to extensive regulation by government agencies including the FDA, the Drug Enforcement Administration, or DEA, the Federal Trade Commission, and other federal, state, and local agencies. The Federal Food Drug and Cosmetic Act, or FDC Act, the Controlled Substance Act and other federal statues and regulations govern or influence the development, testing, formulations, manufacturing, safety, efficacy, labeling, storage, recordkeeping, approval, marketing, advertising, and promotion of products that we manufacture and market. The FDA inspects drug manufacturers and storage facilities to determine compliance with its cGMP regulations, non-compliance with which can result in fines, recall, and seizure of products, total or partial suspension of production, refusal to approve new drug applications and criminal prosecution. The FDA also has the authority to revoke approval of drug products.

FDA approval is required before a pharmaceutical manufacturing facility can manufacture a pharmaceutical product to be commercialized in the U.S. and pharmaceutical manufacturing facilities are required to operate within the cGMP regulation published by the FDA. New drugs require a new drug application, or NDA, filing including clinical studies demonstrating the safety and efficacy of the drug. In FineTech’s case, generic drugs, which are equivalents of existing, brand name drugs, require an ANDA filing. An ANDA does not, for the most part, require clinical studies because the safety and efficacy of the drug have already been demonstrated by the product originator. However, an ANDA must provide data demonstrating the equivalency of the generic formulation in terms of bioavailability, that the duplicate product is properly manufactured and labeled and is stable after manufacture. ANDA approvals typically take up to two years to obtain from the date of initial application, although the time required by the FDA to review and approve NDAs and ANDAs is variable and beyond FineTech’s control, depending upon the particular drug product and dosage form involved. Furthermore, there can be no assurance that the FDA will approve a particular ANDA at all, or that the FDA will agree that an ANDA is a suitable vehicle through which to secure approval rather than an NDA, which requires the applicant to conduct lengthy clinical trials and to incur substantial costs of development prior to submission. API’s require rigorous development and testing to prove equivalence in different markets around the world. To market an API in the U.S. a Drug Master File (DMF) must be filed with the FDA which meets FDA equivalence and manufacturing guidelines. Development of a new API and obtaining proper regulatory approval can take 2-5 years depending on the complexity of the API. Their can be no assurance that regulatory approval will ever be obtained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RxElite, Inc.

Dated: February 28, 2008	By:	/s/ Jonathan Houssian
Name: Jonathan Houssian Title: President Chief Executive Officer